April 27, 2016

Penn Series Funds, Inc.

600 Dresher Road

Horsham, Pennsylvania 19044

Re:	Penn Series Funds, Inc. - Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to Penn Series Funds, Inc., a Maryland corporation (the “Company”), in connection with Post-Effective Amendment Number 79 to the Company’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the “Commission”) on or about April 27, 2016 (the “Registration Statement”), with respect to the issuance of shares of Common Stock (the “Shares”) of the Company. You have requested that we deliver this opinion to you in connection with the Company’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A Certificate of Status issued by the Maryland Department of Assessments and Taxation, dated as of a recent date, as to the existence and “good standing” of the Company;

(b)	Copies of the Company’s Articles of Incorporation and all amendments and supplements thereto (“Articles”);

(c)	A certificate executed by an officer of the Company, certifying as to, and attaching copies of, the Company’s Articles, the Company’s By-Laws (the “By-Laws”), and certain resolutions adopted by the Board of Directors of the Company authorizing the issuance of the Shares (the “Resolutions”); and

(d)	A printer’s proof of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Commission will be in substantially the form of the proof referred to in paragraph (d) above. We have further assumed that upon any issuance of Shares, the

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW
Washington, DC 20004	+1.202.739.3000
United States	+1.202.739.3001

Penn Series Funds, Inc.

April 27, 2016

total number of Shares of each series of the Company issued and outstanding will not exceed the total number of Shares of each series that the Company is then authorized to issue under the Articles. We have also assumed for the purposes of this opinion that the Articles and the Resolutions will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the laws of the State of Maryland to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Maryland. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Maryland. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction. In addition, to the extent that the Articles or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Company, except for the laws of the State of Maryland, we have assumed compliance by the Company with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Articles and the Registration Statement, will be validly issued, fully paid, and nonassessable by the Company.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP